                                                                 EXHIBIT 23.6


                                                                 24 January 2000



We hereby consent to the use in this Registration Statement on Form S-4 of NTL Communications Corp. of our report, dated 5 June 1998, except for Note 10 as to which the date is 16 July 1998, relating to the combined financial information of ComTel UK Finance B.V. as of and for the year ended 31 December 1996, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ Coopers & Lybrand

Coopers & Lybrand
Chartered Accountants
London, United Kingdom